Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 30, 2013, is by and among EarthLink, Inc., a Delaware corporation (“EarthLink”), EarthLink Holdings Corp., a Delaware corporation and a wholly-owned subsidiary of EarthLink (“HoldCo”), and EarthLink, LLC, a Delaware limited liability company and a wholly-owned subsidiary of HoldCo (“MergerSub”).

RECITALS

WHEREAS, the purpose of this Agreement, and the transactions contemplated by this Agreement, is to create a new holding company structure and HoldCo and MergerSub have been formed for the purpose of effecting this new holding company structure;

WHEREAS, the respective Boards of Directors of EarthLink and HoldCo and the members of MergerSub have each approved and adopted this Agreement and the transactions contemplated by this Agreement, in each case after making a determination that this Agreement and such transactions are advisable and in the best interests of such company and its stockholders or members;

WHEREAS, at the Effective Time (as defined herein), pursuant to the transactions contemplated by this Agreement and on the terms and subject to the conditions set forth herein, EarthLink will merge into MergerSub in accordance with the Delaware General Corporation Law, as amended (the “DGCL”) and the Delaware Limited Liability Company Act, whereupon the separate existence of EarthLink shall cease and MergerSub shall be the surviving entity; and

WHEREAS, for U.S. federal income tax purposes, it is the intention of the parties hereto that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder.

NOW, THEREFORE, in consideration of the premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

MERGER

Section 1.1                                    Merger.  Subject to the terms and conditions of this Agreement and in accordance with Section 251(g) of the DGCL and Section 18-209 of the Delaware Limited Liability Company Act (“DLLCA”), EarthLink shall be merged with MergerSub at the Effective Time. Following the Effective Time, the separate corporate existence of EarthLink shall cease, and MergerSub shall continue as the surviving entity (the “Surviving Entity”), becoming a direct wholly-owned subsidiary of HoldCo.

Section 1.2                                    Effective Time.

(a)                                 Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth under Section 4.1, MergerSub shall duly execute and file a Certificate of Merger (the “Certificate of Merger”) substantially in the form set forth as Exhibit A hereto with the Delaware Secretary of State as required by the DGCL and the DLLCA. The Merger shall become effective as provided in the Certificate of Merger (the “Effective Time”).

(b)                                 The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) right and title to all assets (including real estate and other property) owned by, and every contract right possessed by, EarthLink and MergerSub shall vest in the Surviving Entity, and (ii) all liabilities and obligations of EarthLink and MergerSub shall become the liabilities and obligations of the Surviving Entity.  The vesting of such rights, title, liabilities and obligations in the Surviving Entity shall not be deemed to constitute an assignment or an undertaking or attempt to assign such rights, title, liabilities and obligations.

Section 1.3                                    Organizational Documents.

(a)                                 HoldCo.  In accordance with Section 251(g) of the DGCL, HoldCo agrees to file (and EarthLink as the sole stockholder of HoldCo agrees to approve the filing of) an amended and restated Certificate of Incorporation of HoldCo (substantially in the form set forth as Exhibit B hereto, the “HoldCo A&R Certificate of Incorporation”) with the Secretary of State of the State of Delaware prior to the Effective Time to be effective prior to and as of the Effective Time (without, for the avoidance of doubt, giving effect to any of the amendments contemplated by Section 1.3(b) of this Agreement) containing provisions identical to those in the Third Restated Certificate of Incorporation of EarthLink immediately prior to the Effective Time, except as otherwise permitted by Section 251(g) of the DGCL.  HoldCo acknowledges that it has adopted Bylaws substantially in the form set forth as Exhibit C hereto to be effective prior to and as of the Effective Time containing provisions identical to those in the Bylaws of EarthLink in effect immediately prior to the Effective Time.

(b)                                 MergerSub.

(i)                                     At the Effective Time, the Certificate of Formation of MergerSub in effect immediately prior to the Effective Time shall be and remain the Certificate of Formation of the Surviving Entity, until otherwise thereafter amended as provided therein or by the DLLCA.

(ii)                                  In accordance with Section 251(g) of the DGCL, at the Effective Time, the Limited Liability Company Agreement of MergerSub shall be amended and restated in the form attached hereto as Exhibit D (the “A&R LLC Agreement”) and, as so effectuated, shall continue in full force and effect as the Limited Liability Company Agreement of the Surviving Entity otherwise thereafter amended as provided therein or by the DLLCA.

Section 1.4                                    Managing Board and Officers of the Surviving Entity.  From and after the Effective Time, the members of the managing board and officers of the Surviving Entity shall be the members of the managing board and officers of MergerSub immediately prior to the Effective Time, each to hold office as provided in the A&R LLC Agreement, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Section 1.5                                    Directors and Officers of HoldCo.  From and after the Effective Time, the directors and officers of HoldCo shall be the directors and officers of EarthLink immediately prior to the Effective Time, each to hold office as provided in the HoldCo A&R Certificate of Incorporation and Bylaws, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE 2

CONVERSION OF SECURITIES; STOCK CERTIFICATES

Section 2.1                                    Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of EarthLink, HoldCo, MergerSub or any holder of any securities of the foregoing entities:

(a)                                 Each share (or fraction of share, as applicable) of common stock, par value $0.01 per share, of EarthLink ( the “EarthLink Stock”), outstanding or held in treasury immediately prior to the Effective Time, shall be converted into one (or equal fraction of one, as applicable) fully paid and nonassessable share of common stock, par value $0.01 per share, of HoldCo (the “HoldCo Stock”) having the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as the corresponding share (or fraction of a share) of EarthLink Stock being converted in the Merger. Subject to Section 2.4 below, each right to acquire EarthLink Stock outstanding immediately prior to the Effective Time shall be converted into a right to acquire HoldCo Stock on the same terms and conditions as the right to acquire EarthLink Stock being converted in the Merger;

(b)                                 Each share of HoldCo Stock issued and outstanding immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor; and

(c)                                  The membership interests in MergerSub held by HoldCo immediately prior to the Effective Time shall automatically convert into 100 units of common membership interests in the Surviving Entity.

Section 2.2                                    Stock Certificates.  Subject to Section 2.1, from and after the Effective Time, all of the outstanding certificates and book-entries which immediately prior to the Effective Time represented shares of EarthLink Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of HoldCo Stock into which the shares of EarthLink Stock formerly represented by such certificates and book-entries have been converted as provided in this Agreement with identical designations, rights, powers and preferences, and qualifications, limitations and restrictions.  The registered owner on the books and records of HoldCo or its transfer agent of any outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to HoldCo or its transfer agent, be entitled to exercise any voting and other rights with respect to the shares of HoldCo Stock into which the shares of EarthLink Stock have been converted as provided in this Agreement.

Section 2.3                                    Equity Awards.

(a)                                 Each option to purchase or right to acquire or vest in EarthLink Stock (each an “EarthLink Equity Award”) issued under the EarthLink Equity Compensation Plans, as defined below, or granted by EarthLink outside of the EarthLink Equity Compensation Plans, that is outstanding immediately prior to the Effective Time shall, as of such time, be assumed by HoldCo in such a manner that it is converted into an option to purchase or right to acquire or vest in, on otherwise the same terms and conditions as were applicable under the respective EarthLink Equity Award (as modified by this Section 2.3), that number of shares of HoldCo Stock equal to the number of shares of EarthLink Stock subject to such EarthLink Equity Award at, for stock options, an exercise price per share equal to the exercise price per share for such EarthLink Stock immediately prior to the Effective Time. For purposes of this Agreement, “EarthLink Equity Compensation Plans” shall mean, collectively, the EarthLink, Inc. 1995 Stock Option Plan, the EarthLink, Inc. Stock Incentive Plan, as amended, the EarthLink, Inc. Equity Plan for Non-Employee Directors, as amended, the EarthLink, Inc. 2006 Equity and Cash Incentive Plan, the EarthLink, Inc. Stock Option Plan for Inducement Awards Relating to the Acquisition of New Edge Holding Company and the EarthLink, Inc. 2011 Equity and Cash Incentive Plan.

ARTICLE 3

ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

Section 3.1                                    Indebtedness of EarthLink.  As of the date of this Agreement, EarthLink is a party to an Indenture, dated as of May 29, 2013 (the “2020 Indenture”), providing for the issuance of EarthLink’s 7.375% Senior Secured Notes due 2020 and an Indenture, dated as of May 17, 2011, as supplemented (the “2019 Indenture” and, together with the 2020 Indenture, the “Indentures”), providing for the issuance of EarthLink’s 8-7/8% Senior Notes due 2019.  As of the Effective Time, HoldCo, the Surviving Entity and EarthLink (as applicable) shall, with respect to each Indenture, together with the Trustees and the Subsidiary Guarantors party to such Indenture, execute, acknowledge and deliver supplemental indentures to each of such Indentures pursuant to which HoldCo shall be substituted as the successor issuer for EarthLink as the “Company” thereunder and shall assume and agree to perform all obligations of the Company thereunder, EarthLink will be release from its obligations as the “Company” thereunder and the Surviving Entity will be added as a Subsidiary Guarantor.  As of the date of this Agreement, EarthLink is also party to Amended and Restated Credit Agreement dated as of May 29, 2013 (the “Credit Agreement”).  As of the Effective Time, HoldCo and the Surviving Entity shall, together with Administrative Agent under the Credit Agreement, execute acknowledge and deliver an Assignment, Assumption and Relese Agreement, pursuant to which HoldCo shall be substituted for EarthLink as the “Borrower” thereunder and shall assume and agree to perform all obligations of the Borrower thereunder and the Surviving Entity will be added as a Guarantor under the Credit Agreement pursuant to a Guarantor Joinder Agreement.

Section 3.2                                    Assumption of Registered Stock Plans, Other Plans and Employment Agreements.  HoldCo and EarthLink hereby agree that they will, at the Effective Time, execute, acknowledge and deliver an assignment and assumption agreement (the “Assignment Agreement”) pursuant to which HoldCo will, from and after the Effective Time, assume and agree to perform (subject to and as modified by Section 2.3 above) (i) all obligations of EarthLink pursuant to EarthLink Equity Awards issued under the EarthLink Equity Compensation Plans, (ii) all obligations of EarthLink pursuant to EarthLink Equity Awards granted by EarthLink outside of the EarthLink Equity Compensation Plans and (iii) all obligations pursuant to the employment agreements entered into by EarthLink (the “Employment Agreements”).  At the Effective Time, the EarthLink Equity Awards, EarthLink Equity Compensation Plans and Employment Agreements shall each be automatically deemed to be amended as necessary to provide that references to EarthLink in such agreements and plans shall be read to refer to HoldCo.  EarthLink hereby agrees that such Assignment Agreement will also provide that EarthLink Shared Services, LLC (“ESS”) will, from and after the Effective Time, assume and agree to perform all obligations of EarthLink pursuant to other director, executive and or compensation plans, policies and agreements of EarthLink listed on Exhibit E hereto (the “Other Plans”). At the Effective Time, the Other Plans shall each be automatically deemed to be amended as necessary to provide that references to EarthLink in such Other Plans shall be read to refer to ESS, except for references to any Change in Control or Common Stock in such Other Plans, which shall be automatically deemed to be amended as necessary to provide that references to any Change in Control shall be read to refer to a Change in Control of HoldCo and references to Common Stock shall be read to refer to HoldCo Stock.

Section 3.3                                    Post-Effective Amendments.  It is the intent of the parties that HoldCo, as of the Effective Time, be deemed a “successor issuer” for purposes of continuing offerings of EarthLink under the Securities Act of 1933, as amended (the “Securities Act”). As soon as practicable following the Merger, HoldCo will file post-effective amendments to EarthLink’s currently effective registration statements, adopting such statements as its own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, and setting forth any additional information necessary to reflect any material changes made in connection with, or resulting from, the succession or necessary to keep the registration statements from being misleading.

Section 3.4                                    Reservation of Shares.  On or prior to the Effective Time, HoldCo will reserve sufficient shares of HoldCo Stock to provide for the issuance of HoldCo Stock to satisfy HoldCo’s obligations under this Agreement.

Section 3.5                                    Tax Characterization.  Each party hereto shall use its reasonable best efforts to cause the Merger to constitute a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code, and shall not take any actions reasonably likely to cause the Merger not to so qualify, or cause any such actions to be taken.

Section 3.6                                    Insurance.  HoldCo shall procure insurance or cause the assignment and assumption of the insurance policies of EarthLink such that, upon the consummation of the Merger, HoldCo shall have the insurance coverage that is substantially identical to the insurance coverage held by the Company immediately prior to the Merger.

ARTICLE 4

CONDITIONS TO MERGER

Section 4.1                                    Conditions Precedent.  The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of each of the following conditions:

(a) No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

(b) All third party consents and approvals required, or deemed by the Board of Directors of EarthLink advisable, to be obtained under any note, bond, mortgage, deed of trust, security interest, indenture, law, regulation, lease, license, contract, agreement, exchange membership, exchange allocation, plan or instrument or obligation to which EarthLink or any subsidiary or affiliate of EarthLink is a party, or by which EarthLink or any subsidiary or affiliate of EarthLink, or any property of EarthLink or any subsidiary or affiliate of EarthLink, may be bound, in connection with the Merger and the transactions contemplated thereby, shall have been obtained by EarthLink or its subsidiary or affiliate, as the case may be.

ARTICLE 5

TERMINATION AND AMENDMENT

Section 5.1                                    Termination.  This Agreement may be terminated or the completion of the transactions contemplated herein, including without limitation the Merger, may be deferred at any time prior to the Effective Time by action of the Board of Directors of EarthLink or HoldCo or the members of MergerSub. In the event of such termination, this Agreement shall become null and void and have no effect, without any liability or obligation on the part of EarthLink, HoldCo or MergerSub by reason of this Agreement.

Section 5.2                                    Amendment.  This Agreement may be amended, modified or supplemented at any time by an instrument in writing signed on behalf of each of the parties.

ARTICLE 6

GENERAL PROVISIONS

Section 6.1                                    Governing Law.  This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.

Section 6.2                                    Entire Agreement.  This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 6.3                                    Further Assurances.  From time to time, and when required by HoldCo, EarthLink and/or MergerSub shall execute and deliver, or cause to be executed and delivered, such deeds and other instruments, and EarthLink and/or MergerSub shall take or cause to be taken such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise in the Surviving Entity or HoldCo, as applicable the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of HoldCo, EarthLink and/or MergerSub and otherwise to carry out the purposes of this Agreement, and the officers and directors of EarthLink, MergerSub and HoldCo are authorized fully in the name and on behalf of HoldCo, EarthLink and/or MergerSub or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

Section 6.4                                    Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means (including portable document format) shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 6.5                                    Severability.  The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

EARTHLINK, INC.,
a Delaware corporation

By:	/s/ Bradley A. Ferguson
	Name:	Bradley A. Ferguson
	Title:	Executive Vice President, Chief Financial Officer

EARTHLINK HOLDINGS CORP.,
a Delaware corporation

By:	/s/ Bradley A. Ferguson
	Name:	Bradley A. Ferguson
	Title:	Executive Vice President, Chief Financial Officer

EARTHLINK, LLC,
a Delaware limited liability company

By:	/s/ Bradley A. Ferguson
	Name:	Bradley A. Ferguson
	Title:	Executive Vice President, Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Certificate of Merger*

*The Registrant agrees to furnish supplementally a copy of the omitted Exhibit to the Securities and Exchange Commission upon Request.

EXHIBIT B

HoldCo A&R Certificate of Incorporation

[filed separately]

EXHIBIT C

HoldCo A&R Bylaws

[filed separately]

EXHIBIT D

Surviving Entity A&R LLC Agreement*

*The Registrant agrees to furnish supplementally a copy of the omitted Exhibit to the Securities and Exchange Commission upon Request.

EXHIBIT F

Other Plans

•                  EarthLink, Inc. 2012 Short-Term Incentive Bonus Plan

•                  EarthLink, Inc. Second Amended and Restated Change-in-Control Accelerated Vesting and Severance Plan

•                  EarthLink, Inc. Severance Plan and Summary Plan Description

•                  EarthLink, Inc. Employee Handbook